Exhibit 99.1

For Immediate Release

Financial Resources Group Investment Services Announces Partnership with The First National Bank of Long Island to Provide Investment Services

Fort Mill, SC. – January 29, 2021 - Financial Resources Group Investment Services, LLC (Financial Resources Group) announces their partnership with The First National Bank of Long Island (First National Bank LI).  First National Bank of LI will transition its retail investment and investment management division platforms to LPL Financial, the nation’s largest independent broker-dealer1, and work directly with Financial Resources Group.

First National Bank LI remains committed to delivering access to sound financial advice, wealth management offerings and trust services2 to its customers.  Partnering with Financial Resources Group and LPL Financial enables First National Bank LI to provide its customers with access to thousands of investment products, allowing advisors to tailor specifically to each person’s needs.

“After careful consideration, we chose the LPL platform given its industry-leading technology, dedication to advisor service, and client-first approach. The Financial Resources Group partnership enhances the value of the transition by providing a solid infrastructure that benefits both First National and our customers,” states Chris Becker, President and CEO of First National Bank LI.  “We look to continue building on our many years of success by providing our clients with the high-quality trust services and investment management options necessary to help them meet their long-term financial goals.”

“We are excited to work with First National Bank LI, one of the largest community banks located on Long Island, N.Y., with over $4 billion in total bank assets,” said Mark Stieve, Partner and Managing Director of Business Consulting and Development of Financial Resources Group. “Partnering with an organization that shares our passion for client service and growth is truly exciting. With similar vision and values, we look to create one of the premier investment programs in the industry.”

The First National Bank of Long Island joins a list of over 90 financial institutions Financial Resources Group supports as a company dedicated to helping financial advisors and institutions grow their businesses.

About Financial Resources Group

Financial Resources Group is based in Fort Mill, SC and provides customized services to financial advisors to help them grow their programs and practices that include, but are not limited to business development, onboarding, marketing support, and technology. Representatives are registered through LPL Financial as their broker-dealer.  Today, Financial Resources Group supports over 90 financial institutions and over 1,000 financial professionals nationwide with more than $29 billion in brokerage and advisory assets and over $150 million in revenue. For more information on Financial Resources Group, visit https://www.financialresourcesgroup.net/

About The First National Bank of Long Island

The First National Bank of Long Island was founded in 1927 in Glen Head, N.Y.  Through a growing branch network branded as First National Bank LI, the Bank serves the financial needs of businesses, professionals, not-for-profits, municipalities and individuals in Nassau and Suffolk Counties, Long Island, and the boroughs of Queens, Brooklyn and Manhattan. The First National Bank of Long Island is the sole subsidiary of The First of Long Island Corporation. The Corporation is traded on the NASDAQ Exchange under the ticker symbol FLIC. In 2020, Newsweek named The First National Bank of Long Island as the “Best Small Bank in the State of New York.”  Visit www.fnbli.com  Member FDIC.

About LPL Financial

LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker-dealer1. They serve independent financial advisors, professionals, and institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL Financial enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions.

1 As reported by Financial Planning magazine, June 1996-2020, based on total revenue.

2 LPL Financial Representatives offer access to Trust Services through The Private Trust Company N.A., an affiliate of LPL Financial.

Securities and advisory services offered through LPL Financial, a Registered Investment Advisor, member FINRA/SIPC. Financial Resources Group Investment Services, member FINRA/SIPC, is a separate entity.

Securities and advisory services are offered through LPL Financial (LPL), a registered investment advisor and broker/dealer (member FINRA/SIPC). Insurance products are offered through LPL or its licensed affiliates. The First National Bank of Long Island is not registered as a broker/dealer or investment advisor. Registered representatives of LPL offer products and services using The First National Bank of Long Island.  These products and services are being offered through LPL or its affiliates, which are separate entities from and not affiliates of The First National Bank of Long Island. Securities and insurance offered through LPL or its affiliates are:

Not Insured by FDIC or Any Other Government Agency	Not Bank Guaranteed	Not Bank Deposits or Obligations	May Lose Value

Contact Information:

Financial Resources Group	The First National Bank of Long Island
Bruce Miller	Laura Ierulli
bruce.miller@lpl.com	laura.ierulli@fnbli.com
704-816-8009	516-671-4900 x 7274